Exhibit 10.13

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is made and dated as of December 22, 2011 and is entered into by and between CONCERT PHARMACEUTICALS, INC., a Delaware corporation, and each of its subsidiaries other than Concert Pharmaceuticals Securities Corporation, (hereinafter collectively referred to as the “Borrower”), and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation (“Lender”).

RECITALS

A. Borrower has requested Lender to make available to Borrower a loan in an aggregate principal amount of up to $20,000,000 (the “Term Loan”); and

B. Lender is willing to make the Term Loan on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, Borrower and Lender agree as follows:

SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION

1.1 Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“Account Control Agreement(s)” means any agreement entered into by and among the Lender, Borrower and a third party Bank or other institution (including a Securities Intermediary) in which Borrower maintains a Deposit Account or an account holding Investment Property and which grants Lender a perfected first priority security interest in the subject account or accounts.

“ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit H.

“Advance(s)” means a Term Advance.

“Advance Date” means the funding date of any Advance.

“Advance Request” means a request for an Advance submitted by Borrower to Lender in substantially the form of Exhibit A.

“Agreement” means this Loan and Security Agreement, as amended from time to time.

“Assignee” has the meaning given to it in Section 11.13.

“Borrower Products” means all products, technical data or technology currently being developed, manufactured or sold by Borrower or which Borrower intends to sell, manufacture, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, technical data or technology that have been sold, developed, licensed or distributed by Borrower since its incorporation.

“Cash” means all cash and liquid funds.

“Change in Control” means any (i) reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of Borrower in which the holders of Borrower’s outstanding shares immediately before consummation of such transaction or series of related transactions (together with any affiliates of such holders) do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than fifty percent (50%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Borrower is the surviving entity, or (ii) sale or issuance by Borrower of new shares of Preferred Stock of Borrower to investors, none of whom are current investors in Borrower (or their affiliates), representing more than fifty percent (50%) of the voting power of the surviving entity (or the parent of such surviving entity if such surviving entity is wholly owned by such parent); provided, however, none of (a) an Initial Public Offering or (b) a bona fide equity financing for the purpose of raising capital from institutional investors reasonably acceptable to Lender, shall not constitute a Change in Control.

“Claims” has the meaning given to it in Section 11.10.

“Closing Date” means the date of this Agreement.

“Collateral” means the property described in Section 3.

“Commitment Fee” means $20,000, which fee Lender received prior to the Closing Date, and shall be deemed fully earned on such date regardless of the early termination of this Agreement.

“Confidential Information” has the meaning given to it in Section 11.12.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness of another, including any such obligation guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation described in clauses (i) and (ii) above in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations, as amended and in effect from time to time.

“Event of Default” has the meaning given to it in Section 9.

“Facility Charge” means 0.75% of the Maximum Term Loan Amount.

“Financial Statements” has the meaning given to it in Section 7.1.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, provided that the parties agree that GAAP as in effect on the date of this Agreement shall be applicable for the interpretation of “capital lease obligations” in the definition of “Indebtedness”, unless the parties otherwise agree in writing.

“Grant Document” means an instrument or agreement providing that the Borrower or another Person or both shall provide funding for or share the costs of programs identified in such instruments or agreements entered into in the OCB.

“Grant Requirements” means all obligations of Borrower to provide funding for or share the costs of, programs identified in Grant Documents or to perform other obligations thereunder.

“GSK Agreement” means that certain Research and Development Collaboration and License Agreement by and between Glaxo Group Limited and Concert Pharmaceuticals dated May 29, 2009, as amended.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within ninety (90) days), including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

“Initial Public Offering” means an initial firm commitment underwritten offering of Borrower’s common stock pursuant to a registration statement under the Securities Act of 1933 filed with and declared effective by the Securities and Exchange Commission.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments of all or substantially all of a Person’s assets for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means all of Borrower’s Copyrights; Trademarks; Patents; Licenses; trade secrets, proprietary information (including pre-clinical, clinical and other data) and inventions; mask works; Borrower’s applications therefor and reissues, extensions, or renewals thereof; and Borrower’s goodwill associated with any of the foregoing, together with Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Interest Rate” means for any day a per annum rate of interest equal to the greater of either (i) 8.50% plus the United States Prime Rate as reported in The Wall Street Journal minus 5.25%, and (ii) 8.50%; provided, however, the Interest Rate shall in no case exceed 11.0% per annum.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person.

“Joinder Agreements” means for each Subsidiary (other than Concert Pharmaceuticals Securities Corp.), a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit G.

“Lender” has the meaning given to it in the preamble to this Agreement.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests from a third party.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loan” means the Advances made under this Agreement.

“Loan Documents” means this Agreement, the Notes, the ACH Authorization, the Account Control Agreements, the Joinder Agreements, all UCC Financing Statements and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby (excluding the Warrant), as the same may from time to time be amended, modified, supplemented or restated.

“Material Adverse Effect” means an occurrence, on or after the date of the last set of audited financials, that has a material adverse effect upon: (i) the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, other than an effect in and of itself reasonably attributable to (a) adverse results or delays in any nonclinical or clinical trial, including without limitation failure to demonstrate the desired safety or efficacy of any biologic or drug; (b) the denial, delay or limitation of approval of, or taking of any other regulatory action by, the United States Food and Drug Administration or any other governmental entity with respect to any biologic or drug; (c) a change in or discontinuation of a strategic partnership or other collaboration or license arrangement; or (d) a going concern qualification in a financial statement or audit report resulting solely from Borrower and its Subsidiaries having less than twelve months of cash; or (ii) the ability of Borrower to perform the Secured Obligations when due in accordance with the terms of the Loan Documents, or the ability of Lender to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Lender’s Liens on the Collateral or the priority of such Liens, in each case, in the aggregate; it being understood that in the case of each of items (ii) and (iii) the effects listed in clauses (i)(a) through (d) of this definition shall be disregarded.

“Maturity Date” means July 1, 2015, provided Maturity Date will mean October 1, 2015 if the interest-only period is extended pursuant to Section 2.1(d).

“Maximum Term Loan Amount” means $20,000,000.

“Maximum Rate” shall have the meaning assigned to such term in Section 2.3.

“Note(s)” means a Term Note.

“OCB” means in the ordinary course of business and shall include collaboration or licensing transactions that are customary in the Borrower’s industry such as, or comparable with or lesser in scope than, the Borrower’s existing collaboration with GlaxoSmithKline.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.

“Permitted Indebtedness” means: (i) Indebtedness of Borrower arising under this Agreement or any other Loan Document; (ii) Indebtedness existing on the Closing Date which is disclosed in Schedule 1A; (iii) Indebtedness in the principal amount of up to $200,000 outstanding at any time secured by a lien described in clause (vii) of the defined term “Permitted Liens,”; (iv) Indebtedness to trade creditors incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards; (v) Indebtedness that also constitutes a Permitted Investment; (vi) Subordinated Indebtedness; (vii) reimbursement obligations in connection with letters of credit that are secured by cash or cash equivalents and issued on behalf of the Borrower or a Subsidiary thereof in an amount not to exceed $906,000 at any time outstanding; (viii) other Indebtedness in an amount not to exceed $250,000 at any time outstanding; (ix) Contingent Obligations of up to $200,000 described on clause (iii) of the definition of Contingent Obligations entered into to mitigate risk and not for speculative purposes; (x) Grant Requirements; (xi) Indebtedness among Borrowers or of Borrower to any non-Borrower Subsidiary; and (xii) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investment” means: (i) Investments existing on the Closing Date which are disclosed in Schedule 1B; (ii) (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within twenty four months from the date of acquisition thereof, (b) commercial paper maturing no more than 270 days from the date of creation thereof and at the time of the Investment having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than twenty four months from the date of investment therein, (d) money market accounts; and (e) corporate debt obligations maturing no more than 24 months from the date of acquisition thereof and at the time of investment having a rating of at least A3 or A- from either Standard & Poors or Moody’s Investor Service; (iii) repurchases of stock from former employees, directors, or consultants of Borrower under agreements approved by the Borrower’s board of directors in an aggregate amount not to exceed $250,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases; (iv) Investments accepted in connection with Permitted Transfers; (v) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business; (vi) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not affiliates, in the ordinary course of business, provided that this subparagraph (vi) shall not apply to Investments of Borrower in any Subsidiary; (vii) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Borrower pursuant to employee stock purchase plans or other similar agreements approved by Borrower’s Board of Directors; (viii) Investments consisting of travel advances or moving expenses in the ordinary course of business; (ix) Investments in existing or newly-formed Subsidiaries organized in the United States, provided that such Subsidiaries enter into a Joinder Agreement and execute such other documents as shall be reasonably requested by Lender and de minimis Investments in Concert Pharmaceuticals Securities Corporation in connection with its liquidation or dissolution; (x) Investments in subsidiaries organized outside of the United States approved in advance in writing by Lender; (xi) licenses, joint ventures, collaboration agreements, strategic alliances and similar arrangements in the OCB providing for the exclusive or nonexclusive licensing of technology, Intellectual Property, or Borrower Products, the development of technology, Intellectual Property or Borrower Products, the assignment of ownership or co-ownership rights in connection with the foregoing, or the providing of technical support, provided that any cash Investments by Borrower in another Person (other than a Subsidiary that has entered into a Joinder pursuant to the terms hereof) as part of the foregoing do not exceed $100,000 in the aggregate in any fiscal year; (xii) Investments made pursuant to any investment policy adopted by a Borrower after the Closing Date and approved by Lender; (xiii) Investments of up to $200,000 in the aggregate at any time outstanding in connection with Grant Requirements; (xiv) Investments by Borrower in another Borrower; and (xv) additional Investments that do not exceed $250,000 in the aggregate per fiscal year.

“Permitted Liens” means any and all of the following: (i) Liens in favor of Lender; (ii) Liens existing on the Closing Date which are disclosed in Schedule 1C; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that Borrower maintains adequate reserves therefor in accordance with GAAP; (iv) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Borrower’s business and imposed without action of such parties; provided, that the payment thereof is not yet required; (v) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (vi) the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or environmental liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vii) Liens on Equipment or software, other intellectual property, or other capital assets, constituting purchase money liens and liens in connection with capital leases securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness”; (viii) Liens incurred in connection with Subordinated Indebtedness; (ix) leasehold interests in leases or subleases and licenses granted in the OCB and not interfering in any material respect with the business of the licensor; (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (xi) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (xii) statutory, common law and contractual rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (xiii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (xiv) Liens on cash or cash equivalents securing obligations permitted under clause (vii) of the definition of Permitted Indebtedness; (xv) Liens in connection with operating leases in the Equipment that is the subject of such leases; (xvi) Permitted Transfers; and (xvii) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) through (xvi) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Transfers” means (i) sales of Inventory in the normal course of business, (ii) exclusive or non-exclusive licenses, joint ventures, collaboration agreements, strategic alliances and similar arrangements in the OCB providing for the exclusive or nonexclusive licensing of technology, Intellectual Property or Borrower Products, the development of technology, Intellectual Property or Borrower Products, the assignment of ownership or co-ownership rights in connection with the foregoing, or the providing of technical support, (iii) dispositions of worn-out, obsolete or surplus Equipment at fair market value in the ordinary course of business, (iv) Permitted Investments, (v) Permitted Liens, (vi) dispositions of Copyright rights in connection with publications in scientific journals, and (vii) other Transfers of assets having a fair market value of not more than $250,000 in the aggregate in any fiscal year.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Preferred Stock” means at any given time any equity security issued by Borrower that has any rights, preferences or privileges senior to Borrower’s common stock.

“Prepayment Charge” shall have the meaning assigned to such term in Section 2.5.

“Receivables” means all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights.

“Secured Obligations” means Borrower’s obligations under this Agreement and any Loan Document, including any obligation to pay any amount now owing or later arising.

“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to Lender in its sole discretion.

“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which Borrower owns or controls more than 50% of the outstanding voting securities, including each entity listed on Schedule 1 hereto.

“Term Advance” means any Term Loan funds advanced under this Agreement.

“Term Note” means a Promissory Note in substantially the form of Exhibit B-1.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the Commonwealth of Massachusetts; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the Commonwealth of Massachusetts, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Warrant” means the warrant entered into in connection with the Loan.

Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC.

SECTION 2. THE LOAN

2.1 Term Loan.

(a) Advances. Subject to the terms and conditions of this Agreement, Lender will make, and Borrower agrees to draw, a Term Advance of $7,500,000 (the “First Tranche”) on the Closing Date. Beginning on the Closing Date, and continuing through March 31, 2012, Borrower may request one additional Term Advance in an aggregate amount up to $12,500,000 (the “Second Tranche”). The aggregate outstanding Term Advances may be up to the Maximum Term Loan Amount.

(b) Advance Request. To obtain a Term Advance, Borrower shall complete, sign and deliver an Advance Request (which, as to the Second Tranche, shall be at least five business days before the Advance Date) and Term Note to Lender. Lender shall fund the Term Advance in the manner requested by the Advance Request provided that each of the conditions precedent in Section 4 of this Agreement applicable to such Term Advance is satisfied as of the requested Advance Date.

(c) Interest. The principal balance of each Term Advance shall bear interest thereon from such Advance Date at the Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The Interest Rate will float and change on the day the Prime Rate changes from time to time.

(d) Payment. Borrower will pay interest on each Term Advance in arrears on the first business day of each month, beginning the month after the Advance Date and ending on January 3, 2013 (the “Interest Only Period”). Borrower shall repay the aggregate Term Loan principal balance that is outstanding on the first anniversary of the Closing Date in 30 equal monthly installments of principal and interest beginning February 1, 2013 and continuing on the first business day of each month thereafter. Notwithstanding the foregoing, Borrower may elect to postpone the date on which the first such installment is due until May 1, 2013, (and the last payment date of the Interest Only Period shall be April 1, 2013), provided Borrower has begun the Proof of Concept study for CTP-499, meaning that the first patient has been enrolled in a clinical study in which subjects with diabetes and reduced kidney function are randomly assigned to receive either placebo or CTP-499 treatment. The entire Term Loan principal balance and all accrued but unpaid interest hereunder, shall be due and payable on Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization on each payment date of all periodic obligations payable to Lender under each Term Note or Term Advance.

2.2 Maximum Interest. Notwithstanding any provision in this Agreement, the Notes, or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the Commonwealth of Massachusetts shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lender an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of principal outstanding on the Notes; second, after all principal is repaid, to the payment of Lender’s accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.

2.3 Default Interest. In the event any payment is not paid on the scheduled payment date, an amount equal to five percent (5%) of the past due amount shall be payable on demand. Upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.1(c) plus five percent (5%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.1(c).

2.4 Prepayment. At its option upon at least 7 business days prior notice to Lender, Borrower may prepay all, but not less than all, of the outstanding Advances by paying the entire principal balance, all accrued and unpaid interest, together with a prepayment charge equal to the following percentage of the Advance amount being prepaid: if such Advance amounts are prepaid in any of the first twelve (12) months following the Closing Date, 3.0%; after twelve (12) months but prior to twenty four (24) months, 2.0%; and thereafter, 1.0% (each, a “Prepayment Charge”). Borrower agrees that the Prepayment Charge is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances. Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge upon demand of the Lender made no later than 30 days following a Change in Control.

SECTION 3. SECURITY INTEREST

3.1 As security for the prompt and complete payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Borrower grants to Lender a security interest in all of Borrower’s personal property now owned or hereafter acquired, including the following (collectively, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles (other than Intellectual Property); (e) Inventory; (f) Investment Property (but excluding thirty-five percent (35%) of the capital stock of any foreign Subsidiary that constitutes a Permitted Investment); (g) Deposit Accounts; (h) Cash; (i) Goods; and other tangible and intangible personal property of Borrower whether now or hereafter owned or existing, or acquired by, Borrower and wherever located; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing. Notwithstanding any of the foregoing, the Collateral shall not under any circumstance include, and no security interest is granted in (i) Borrower’s Intellectual Property, provided, however, that the Collateral shall include all Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Borrower’s Intellectual Property (the “Rights to Payment”); (ii) any capital stock of any foreign subsidiary that constitutes a Permitted Investment in excess of 65% of such capital stock, provided that Lender’s taking a security interest in more than 65% of such stock would be reasonably expected to cause Borrower to incur adverse tax consequences; (iii) any assets of Borrower that both (x) consist of compounds and raw materials used to manufacture biopharmaceuticals or which are used for preclinical testing or clinical trials, and (y) are located outside of the United States, if and for so long as the grant of such security interest is prohibited by or requires a consent under any applicable requirement of law of a jurisdiction other than the United States or any state or other subdivision thereof, provided that the Borrower shall not be required to undertake any steps under the laws of any applicable foreign jurisdiction with respect to the creation, perfection or priority of the Secured Party’s security interests in such assets; (iv) equipment financed by capital leases or purchase money financing and all Borrower’s books and records relating to the foregoing, and any and all claims, rights and interest in such assets and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing; and (v) any cash or cash equivalents described in clause (vii) of the definition of Permitted Indebtedness. Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the date of this Agreement, include the Intellectual Property to the extent necessary to permit perfection of Lender’s security interest in the Rights to Payment, except to the extent that such inclusion as Collateral could be inconsistent with or conflict with the GSK Agreement or any agreement entered into in connection with a Permitted Transfer or interfere with the parties’ rights and remedies thereunder.

SECTION 4. CONDITIONS PRECEDENT TO LOAN

The obligations of Lender to make the Loan hereunder are subject to the satisfaction by Borrower of the following conditions:

4.1 Initial Advance. On or prior to the Closing Date, Borrower shall have delivered to Lender the following:

(a) executed originals of the Loan Documents, Account Control Agreements, a legal opinion of Borrower’s counsel, and all other documents and instruments reasonably required by Lender to effectuate the transactions contemplated hereby or to create and perfect the Liens of Lender with respect to all Collateral, in all cases in form and substance reasonably acceptable to Lender;

(b) certified copy of resolutions of Borrower’s board of directors evidencing approval of (i) the Loan and other transactions evidenced by the Loan Documents; and (ii) the Warrant and transactions evidenced thereby;

(c) certified copies of the Certificate of Incorporation and the Bylaws, as amended through the Closing Date, of Borrower;

(d) a certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;

(e) payment of the Facility Charge and reimbursement of Lender’s current expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the initial Advance; and

(f) such other documents as Lender may reasonably request.

4.2 All Advances. On each Advance Date:

(a) Lender shall have received an Advance Request and a Note for the relevant Advance as required by Section 2.1(b), as applicable, each duly executed by Borrower’s Chief Executive Officer, Chief Operating Officer or Chief Financial Officer.

(b) The representations and warranties set forth in this Agreement and in Section 5 of this Agreement shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c) Borrower shall be in compliance in all material respects with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Advance no Event of Default shall have occurred and be continuing.

(d) Each Advance Request shall be deemed to constitute a representation and warranty by Borrower on the relevant Advance Date as to the matters specified in paragraphs (b) and (c) of this Section 4.2 and as to the matters set forth in the Advance Request.

4.3 No Default. As of the Closing Date and each Advance Date, as applicable, (i) no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default and (ii) no Material Adverse Effect has occurred and is continuing.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower represents and warrants that:

5.1 Corporate Status. Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect. Borrower’s present name, former names (if any), owned and leased locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit C, as may be updated by Borrower in a written notice (including any Compliance Certificate) provided to Lender after the Closing Date.

5.2 Collateral. Borrower owns its property, free of all Liens, except for Permitted Liens. Borrower has the corporate power and authority to grant to Lender a Lien in the Collateral as security for the Secured Obligations.

5.3 Consents. Borrower’s execution, delivery and performance of the Notes, this Agreement and all other Loan Documents, and Borrower’s execution of the Warrant, (i) have been duly authorized by all necessary corporate action of Borrower, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted

Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of Borrower’s Certificate of Incorporation, bylaws, or any material law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject and (iv) except as described on Schedule 5.3, do not violate any material contract or agreement or require the consent or approval of any other Person that has not been obtained. The individual or individuals executing the Loan Documents and the Warrant on behalf of the Borrower are duly authorized to do so.

5.4 Material Adverse Effect. No Material Adverse Effect has occurred and is continuing.

5.5 Actions Before Governmental Authorities. Except as described on Schedule 5.5, there are no actions, suits or proceedings at law or in equity by or before any governmental authority now pending or, to the knowledge of Borrower, threatened in writing against or affecting Borrower or its property as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

5.6 Laws; Agreements. Borrower is not in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to result in a Material Adverse Effect. Borrower is not in default in any manner under any provision of any agreement or instrument evidencing Indebtedness, or any other material agreement to which it is a party or by which it is bound, and which default would reasonably be expected to have a Material Adverse Effect.

5.7 Information Correct and Current. No report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of Borrower to Lender in connection with any Loan Document or included therein or delivered pursuant thereto, when taken together with all such other reports, statements or other documents or writings, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by Borrower to Lender shall be at the time delivered (i) provided in good faith and based on the most current data and information available to Borrower, and (ii) the most current of such projections provided to Borrower’s Board of Directors.

5.8 Tax Matters. Except as described on Schedule 5.8, (a) Borrower has filed all material federal, state and local tax returns that it is required to file (or extensions thereof), (b) Borrower has duly paid or fully reserved (if required under GAAP) for all material taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns, and (c) Borrower has paid or fully reserved for any material tax assessment received by Borrower for the three (3) years preceding the Closing Date, if any (including any taxes being contested in good faith and by appropriate proceedings).

5.9 Intellectual Property Claims. Except for Permitted Liens, Borrower is the sole owner of, or otherwise has the right to use, the Intellectual Property material to its business. Except as described on Schedule 5.9,(i) to Borrower’s knowledge, each of the material issued Copyrights, Trademarks and Patents is valid and enforceable, (ii) no material Intellectual Property of Borrower has been judged by a decision of a court of competent jurisdiction, invalid or unenforceable, in whole or in part, and (iii) no claim has been made to Borrower in writing that any material Intellectual Property of Borrower violates the rights of any third party except to the extent such claim would not reasonably be expected to cause a Material Adverse Effect. Exhibit D is a true, correct and complete list of each of Borrower’s Patents, registered Trademarks, registered Copyrights, and material agreements under which Borrower licenses Intellectual Property from third parties (shrink-wrap software licenses and click on license agreements, open source code and other licenses available to the public without customization shall not be considered a material License or agreement), together with application or registration numbers, as applicable, owned by Borrower or any Subsidiary, in each case as of the Closing Date. Borrower is not in material breach of, nor has Borrower failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to Borrower’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder in each case which would reasonably be expected to have a Material Adverse Effect.

5.10 Intellectual Property. Except as described on Schedule 5.10, Borrower has, or in the case of any proposed business, will have, all material rights with respect to Intellectual Property necessary in the operation or conduct of Borrower’s business as currently conducted and proposed to be conducted by Borrower. Without limiting the generality of the foregoing, other than in connection with Permitted Transfers, and in the case of material in-bound Licenses, except for restrictions that are unenforceable under Division 9 of the UCC and except as provided in the GSK Agreement, Borrower has the right, to the extent required to operate Borrower’s business, to freely transfer, license or assign the Intellectual Property licensed pursuant to such material License without condition, restriction or payment of any kind (other than payments in the ordinary course of business) to any third party, Borrower owns or has the right to use, pursuant to valid licenses, all material software development tools, library functions, compilers and other third-party software and other items that are necessary for the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Borrower Products that are currently being clinically developed, manufactured or sold by Borrower. For the avoidance of doubt, shrink-wrap licenses, click on license agreements, open source code and other licenses available to the public without customization shall not be considered a material License.

5.11 Borrower Products. Except as described on Schedule 5.11, no material Intellectual Property owned by Borrower or Borrower Product has been or is subject to any actual or, to the knowledge of Borrower, threatened (in writing) litigation, inter-party proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any material respect Borrower’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof. To Borrower’s knowledge, there is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates Borrower to grant licenses or ownership interest in any future material Intellectual Property related to the operation or conduct of the business of Borrower or Borrower Products. Borrower has not received any written notice or claim challenging Borrower’s ownership in any material Intellectual Property (or written notice of any claim challenging the ownership in any material licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto. To Borrower’s knowledge, neither Borrower’s use of its material Intellectual Property nor the production and sale of Borrower Products infringes in any material respect the Intellectual Property or other rights of others.

5.12 Financial Accounts. Exhibit E, as may be updated by the Borrower in a written notice provided to Lender after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which Borrower or any Subsidiary maintains Deposit Accounts and (b) all institutions at which Borrower or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies in all material respects the name, address and telephone number of each bank or other institution, the name in which the account is held, and the complete account number therefor.

5.13 Employee Loans. Except as permitted as a Permitted Investment, Borrower has no outstanding loans to any employee, officer or director of the Borrower nor has Borrower guaranteed the payment of any loan made to an employee, officer or director of the Borrower by a third party.

5.14 Capitalization and Subsidiaries. Borrower’s capitalization as of the Closing Date is set forth on Schedule 5.14 annexed hereto. Borrower does not own any stock, partnership interest or other securities of any Person, except for Permitted Investments. Attached as Schedule 5.14, as may be updated by Borrower in a written notice provided after the Closing Date, is a true, correct and complete list of each Subsidiary.

SECTION 6. INSURANCE; INDEMNIFICATION

6.1 Coverage. Borrower shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in Borrower’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. Borrower must maintain a minimum of $2,000,000 of commercial general liability insurance (including umbrella coverage) for each occurrence. Borrower has and agrees to maintain a minimum of $2,000,000 of directors and officers’ insurance for each occurrence and $5,000,000 in the aggregate. So long as there are any Secured Obligations outstanding, Borrower shall also cause to be carried and maintained insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles. Borrower shall also carry and maintain a fidelity insurance policy in an amount not less than $100,000.

6.2 Certificates. Borrower shall deliver to Lender certificates of insurance that evidence Borrower’s compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. Borrower’s insurance certificate shall state Lender is an additional insured for commercial general liability, an additional insured and a loss payee for all risk property damage insurance, subject to the insurer’s approval, a loss payee for fidelity insurance, and a loss payee for property insurance and additional insured for liability insurance for any future insurance that Borrower may acquire from such insurer. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance and fidelity. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Lender of cancellation (except for 10 days for non payment). Any failure of Lender to scrutinize such insurance certificates for compliance is not a waiver of any of Lender’s rights, all of which are reserved.

6.3 Indemnity. Borrower agrees to indemnify and hold Lender and its officers, directors, employees, agents, in-house attorneys, representatives and shareholders harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal), that may be instituted or asserted against or incurred by Lender or any such Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases claims resulting from Lender’s or any indemnitee’s gross negligence or willful misconduct. Borrower agrees to pay, and to save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement; provided, however, that (i) with respect to such liabilities imposed originally and independently on Lender, Lender shall notify a Borrower of any such liabilities within 180 days of the initial date Lender had actual knowledge of Lender’s direct exposure to such liabilities, and (ii) with respect to all other such liabilities not described in subsection (i), Lender shall notify Borrower of any such liabilities within 180 days of the initial date Lender has actual knowledge of its direct exposure to such liabilities.

SECTION 7. COVENANTS OF BORROWER

Borrower agrees as follows:

7.1 Financial Reports. Borrower shall furnish to Lender the financial statements and reports listed hereinafter (the “Financial Statements”):

(a) as soon as practicable (and in any event within 30 days) after the end of each month, unaudited interim and year-to-date financial statements as of the end of such month (prepared on a consolidated basis, if applicable), including balance sheet and related statements of income and cash flows, all certified on behalf of Borrower by Borrower’s Chief Executive Officer, Chief Operating Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year end adjustments, (iii) they do not contain certain non-cash items, and (iv) that they are subject to adjustment with respect to revenue recognition for upfront and milestone payments.

(b) as soon as practicable (and in any event within 45 days) after the end of each of the first three calendar quarters of each year (I) unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated basis, if applicable), including balance sheet and related statements of income and cash flows, certified on behalf of Borrower by Borrower’s Chief Executive Officer, Chief Operating Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year end adjustments, (iii) they do not contain certain non-cash items, and (iv) that they are subject to adjustment with respect to revenue recognition for upfront and milestone payments; and (II) before an Initial Public Offering, the most recent capitalization table for Borrower, including the weighted average exercise price of employee stock options.

(c) (I) as soon as practicable and in any event within sixty (60) days after the end of each fiscal year, preliminary financial statements as of the end of such fiscal year (prepared on a consolidated basis, if applicable), including balance sheet and related statements of income and cash flows, certified on behalf of Borrower by Borrower’s Chief Executive Officer, Chief Operating Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year end adjustments, (iii) they do not contain certain non-cash items, and (iv) that they are subject to adjustment with respect to revenue recognition for upfront and milestone payments; (II) before an Initial Public Offering, as soon as practicable and in any event within sixty (60) days after the end of each fiscal year, the most recent capitalization table for Borrower, including the weighted average exercise price of employee stock options; and (III) as soon as practicable and in any event within one hundred eighty (180) days) after the end of each fiscal year, audited financial statements as of the end of such year (prepared on a consolidated basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Lender, accompanied by an audit report from such accountants which is unqualified as to scope of audit;

(d) as soon as practicable (and in any event within 30 days) after the end of each month, a Compliance Certificate in the form of Exhibit F;

(e) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that Borrower has made available generally to holders of its Preferred Stock and copies of any regular, periodic and special reports or registration statements that Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or any national securities exchange;

(f) Before an Initial Public Offering, at the same time and in the same manner as it gives to its Board of Directors, copies of all notices, minutes, consents and other materials that Borrower provides to its Board of Directors in connection with meetings of the Board of Directors, and minutes of such meetings, provided Borrower may exclude from such delivery any materials, the disclosure of which would reasonably be expected to constitute or effect a waiver of the attorney-client privilege;

(g) financial and business projections promptly following their approval by Borrower’s Board of Directors, as well as budgets, operating plans; and

(h) other financial information reasonably requested by Lender.

Borrower shall not make any change in its fiscal years or fiscal quarters or, without notice to Lender, any change in its accounting policies or reporting practices. The fiscal year of Borrower shall end on December 31.

The executed Compliance Certificate may be sent via facsimile to Lender at (650) 473-9194 or via e-mail to jbourque @herculestech.com. All Financial Statements required to be delivered pursuant to clauses (a), (b) and (c) shall be sent via e-mail to financialstatements@herculestech.com with a copy to jbourque@herculestech.com provided, that if e-mail is not available or sending such Financial Statements via e-mail is not possible, they shall be sent via facsimile to Lender at: (866) 468-8916, attention Chief Credit Officer.

7.2 Management Rights. Borrower shall permit any representative that Lender authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of Borrower at reasonable times and upon reasonable notice during normal business hours (but in any event no more than once in any12-month period unless an Event of Default has occurred and is continuing). In addition, any such representative shall have the right to meet with management and officers of Borrower to discuss such books of account and records. In addition, Lender shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrower concerning significant business issues affecting Borrower. Such consultations shall not unreasonably interfere with Borrower’s business operations. The parties intend that the rights granted Lender shall constitute “management rights” within the meaning of 29 C.F.R Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Lender with respect to any business issues shall not be deemed to give Lender, nor be deemed an exercise by Lender of, control over Borrower’s management or policies.

7.3 Further Assurances. Borrower shall from time to time execute, deliver and file, alone or with Lender, any financing statements, security agreements, collateral assignments, notices, control agreements, or other necessary documents to perfect or give to Lender a first priority Lien on the Collateral (subject to Permitted Liens). Borrower shall from time to time procure any instruments or documents as may be reasonably requested by Lender, and take all further action that may be necessary or desirable, or that Lender may reasonably request, to perfect and protect the Liens granted hereby and thereby. In addition, and for such purposes only, Borrower hereby authorizes Lender to execute and deliver on behalf of Borrower and to file such financing statements, collateral assignments, notices, control agreements, security agreements and other documents without the signature of Borrower either in Lender’s name or in the name of Lender as agent and attorney-in-fact for Borrower. Borrower shall in its reasonable business judgment protect and defend Borrower’s title to the Collateral and Lender’s Lien thereon against all Persons claiming any interest adverse to Borrower or Lender other than Permitted Liens.

7.4 Indebtedness. Borrower shall not create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness at any time before the Maturity Date, except for the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion.

7.5 Encumbrances. Borrower shall at all times keep its property free and clear from any Liens whatsoever (except for Permitted Liens), and shall give Lender prompt written notice when the Borrower knows of any legal process affecting such property, or any Liens thereon. Borrower shall cause its Subsidiaries to protect and defend such Subsidiary’s title to its property from and against all Persons claiming any interest adverse to such Subsidiary, and Borrower shall cause its Subsidiaries at all times to keep such Subsidiary’s property free and clear from any Liens whatsoever (except for Permitted Liens), and shall give Lender prompt written notice when the Borrower knows of any legal process affecting such Subsidiary’s property. Borrower shall not enter into any agreement with any Person other than Lender (other than in connection with Permitted Liens and Permitted Transfers) that has the effect of restricting Borrower from granting a Lien on its Intellectual Property to Lender.

7.6 Investments. Borrower shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

7.7 Distributions. Borrower shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other equity interest other than (i) pursuant to employee, director or consultant repurchase plans or other similar agreements, in an aggregate amount not to exceed $250,000, or (ii) pursuant to Section 4 of the Third Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of June 1, 2009 provided that any such repurchase is approved by the Borrower’s Board of Directors, in an aggregate amount not to exceed $500,000, (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other equity interest, except that a Subsidiary may pay dividends or make distributions to Borrower, or (c) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party other than Permitted Investments.

7.8 Transfers. Except for Permitted Transfers, Permitted Investments and Permitted Liens, Borrower shall not voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of their assets.

7.9 Mergers or Acquisitions. (a) Borrower shall not merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of a Subsidiary into another Subsidiary or into Borrower), (b) Borrower shall not acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person other than Permitted Investments. Borrower may dissolve any Subsidiary as long as the assets of that Subsidiary are promptly distributed to such Subsidiary’s shareholder.

7.10 Taxes. Borrower and its Subsidiaries shall pay when due all material taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against Borrower, Lender or the Collateral or upon Borrower’s ownership, possession, use, operation or disposition thereof or upon Borrower’s rents, receipts or earnings arising therefrom. Borrower shall file on or before the due date therefor all personal property tax returns (or extensions) in respect of the Collateral. Notwithstanding the foregoing, Borrower may contest, in good faith and by appropriate proceedings, taxes for which Borrower maintains adequate reserves therefor in accordance with GAAP.

7.11 Corporate Changes.

(a) Neither Borrower nor any Subsidiary shall change its corporate name, legal form or jurisdiction of formation without twenty (20) days’ prior written notice to Lender.

(b) The Borrower shall not suffer a Change in Control.

(c) Neither Borrower nor any Subsidiary shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Lender; and (ii) such relocation shall be within the continental United States.

(d) Neither Borrower nor any Subsidiary shall relocate any item of Collateral (other than (v) Borrower Products, including compounds and raw materials used to manufacture biopharmaceuticals or which are used for preclinical testing or clinical trials, in the ordinary course of business, (w) Permitted Transfers, (x) sales of Inventory in the ordinary course of business, (y) relocations of Equipment having an aggregate value of up to $150,000 in any fiscal year, and (z) relocations of Collateral from a location described on Exhibit C to another location described on Exhibit C) unless (i) it has provided prompt written notice to Lender, (ii) such relocation is within the continental United States and, (iii) if such relocation is to a third party bailee, and the Collateral has a value in excess of $250,000, it has delivered a bailee agreement in form and substance reasonably acceptable to Lender.

7.12 Deposit Accounts. Neither Borrower nor any Subsidiary shall maintain any Deposit Accounts constituting Collateral (other than payroll accounts or accounts holding trust fund taxes), or accounts holding Investment Property constituting Collateral, except with respect to which Lender has an Account Control Agreement, if applicable.

7.13 Subsidiaries. Borrower shall notify Lender of each Subsidiary formed subsequent to the Closing Date and, within 15 days of formation, shall cause any such Subsidiary organized under the laws of any State within the United States to execute and deliver to Lender a Joinder Agreement.

SECTION 8. RESERVED

8.1 Reserved.

SECTION 9. EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall be an Event of Default:

9.1 Payments. Borrower fails to pay any amount due under this Agreement, the Notes or any of the other Loan Documents on the due date, and in each case such default continues for more than 3 business days after the due date thereof; or

9.2 Covenants. Borrower breaches or defaults in the performance of any covenant under any of the Loan Documents, and (a) with respect to a default under any such covenant under this Agreement (other than under Sections 6.1, 7.5, 7.6, 7.7, 7.8, 7.9 or 7.11) such default continues for more than ten (10) business days after the earlier of the date on which (i) Lender has given notice of such default to Borrower and (ii) Borrower has actual knowledge of such default, or (b) with respect to a default under any of Sections 6.1, 7.5, 7.6, 7.7, 7.8 or 7.9, (b) the occurrence of such default, or (c) with respect to a default under any of Sections 7.9(a) and 7.11(b), the Lender has given notice of such default to Borrower no later than 30 days after a Change of Control; or

9.3 Material Adverse Effect. An event has occurred that would reasonably be expected to have a Material Adverse Effect; or

9.4 Other Loan Documents. The occurrence of any default under any Loan Document, the Warrant or any other agreement between Borrower and Lender and such default continues for more than ten business (10) days after the earlier of (a) Lender has given notice of such default to Borrower, or (b) Borrower has actual knowledge of such default; or

9.5 Representations. Any representation or warranty made by Borrower in any Loan Document or in the Warrant shall have been false or misleading in any material respect; or

9.6 Insolvency. Borrower (A) (i) shall make an assignment for the benefit of creditors; or (ii) shall be unable to pay its debts as they become due, or be unable to pay the Secured Obligations under the Loan Documents, or shall become insolvent; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of Borrower; or (vi) shall cease operations of its business as its business has normally been conducted for 3 consecutive business days, or terminate substantially all of its employees; or (vii) Borrower or its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (vi); or (B) either (i) sixty (60) days shall have expired after the commencement of an involuntary action against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) forty five (45) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or

9.7 Attachments; Judgments. Any portion of Borrower’s assets having a value in excess of $350,000 is attached or seized, or a levy is filed against any such assets, or a judgment or judgments (not covered by insurance as to which an insurer not affiliated with Borrower has acknowledged coverage) is/are entered for the payment of money, individually or in the aggregate, of at least $350,000, and remains unstayed, unbonded and unsatisfied for more than 30 days, or Borrower is enjoined or in any way prevented by court order from conducting any material part of its business; or

9.8 Other Obligations. The occurrence of any default under any agreement or obligation of Borrower involving any Indebtedness in excess of $175,000.

SECTION 10. REMEDIES

10.1 General. Upon and during the continuance of any one or more Events of Default, (i) Lender may, at its option, accelerate and demand payment of all or any part of the Secured Obligations together with a Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.6, the Notes and all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act), and (ii) Lender may notify any of Borrower’s account debtors to make payment directly to Lender, compromise the amount of any such account on Borrower’s behalf and endorse Lender’s name without recourse on any such payment for deposit directly to Lender’s account. Lender may exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Lender’s rights and remedies shall be cumulative and not exclusive.

10.2 Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Lender may, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Lender may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to Borrower. Lender may require Borrower to assemble the Collateral and make it available to Lender at a place designated by Lender that is reasonably convenient to Lender and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Lender in the following order of priorities:

First, to Lender in an amount sufficient to pay in full Lender’s costs and professionals’ and advisors’ fees and expenses as described in Section 11.11;

Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, and the Default Rate interest), in such order and priority as Lender may choose in its sole discretion; and

Finally, after the full and final payment in Cash of all of the Secured Obligations, to any creditor holding a junior Lien on the Collateral, or to Borrower or its representatives or as a court of competent jurisdiction may direct.

Lender shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

10.3 The Lender agrees not to issue a notice of exclusive control or any other instruction under any Account Control Agreement unless an Event of Default has occurred and is continuing.

10.4 No Waiver. Lender shall be under no obligation to marshal any of the Collateral for the benefit of Borrower or any other Person, and Borrower expressly waives all rights, if any, to require Lender to marshal any Collateral.

10.5 Cumulative Remedies. The rights, powers and remedies of Lender hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Lender.

SECTION 11. MISCELLANEOUS

11.1 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.2 Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) (a “Notification”) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

(a) If to Lender:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Legal Department

Attention: Chief Legal Officer and Janice Bourque

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Facsimile: 650-473-9194

Telephone: 650-289-3060

With a copy to:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

31 St. James Ave., Suite 790

Boston, MA 02116

Attention: Janice Bourque

Facsimile: 617-

Telephone: 617-314-9992

(b) If to Borrower:

CONCERT PHARMACEUTICALS, INC.

99 Hayden Ave., Suite 500

Lexington, MA 02421

Attention: Nancy Stuart

Chief Operating Officer

Facsimile:

Telephone:

With a copy (that shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP.

60 State Street

Boston, MA 02446

Attention: David E. Redlick

Facsimile: 617-526-5000

Telephone: 617-526-6000

or to such other address as each party may designate for itself by like notice. Any notification delivered to a party to this Agreement in accordance with this Section shall be valid notwithstanding any failure to deliver a copy thereof to a Person not party to this Agreement.

11.3 Entire Agreement; Amendments. This Agreement, the Notes, and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Lender’s revised proposal letter dated October 12, 2011). None of the terms of this Agreement, the Notes or any of the other Loan Documents may be amended except by an instrument executed by each of the parties hereto.

11.4 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.5 No Waiver. The powers conferred upon Lender by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers. No omission or delay by Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Lender is entitled, nor shall it in any way affect the right of Lender to enforce such provisions thereafter.

11.6 Survival. All agreements, representations and warranties contained in this Agreement, the Notes and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Lender and shall survive the execution and delivery of this Agreement and Section 6.3 and any provisions that, by their express terms are to survive the expiration or other termination of this Agreement shall survive such expiration or termination.

11.7 Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement, the Notes or any of the other Loan Documents without Lender’s express prior written consent, and any such attempted assignment shall be void and of no effect. Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents to an Assignee (defined in Section 11.13) without prior notice to Borrower or Borrower’s consent, and all of such rights shall inure to the benefit of Lender’s successors and assigns.

11.8 Governing Law. This Agreement, the Notes and the other Loan Documents have been negotiated and delivered to Lender in the Commonwealth of Massachusetts, and shall have been accepted by Lender in the Commonwealth of Massachusetts. Payment to Lender by Borrower of the Secured Obligations is due in the Commonwealth of Massachusetts. This Agreement, the Notes and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

11.9 Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 11.10 is not applicable) arising in or under or related to this Agreement, the Notes or any of the other Loan Documents may be brought in any state or federal court located in the Commonwealth of Massachusetts. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to exclusive personal jurisdiction in Suffolk County, Commonwealth of Massachusetts; (b) waives any objection as to jurisdiction or venue in the Business Litigation Session of the Suffolk Superior Court, Suffolk County, Commonwealth of Massachusetts; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Notes or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

11.10 Mutual Waiver of Jury Trial / Judicial Reference.

(a) Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM,

COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST LENDER OR ITS ASSIGNEE OR BY LENDER OR ITS ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including Claims that involve Persons other than Borrower and Lender; Claims that arise out of or are in any way connected to the relationship between Borrower and Lender; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.

11.11 Professional Fees. Borrower promises to pay Lender’s fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable attorneys fees, UCC searches, filing costs, and other reasonable miscellaneous expenses. In addition, Borrower promises to pay any and all reasonable attorneys’ and other reasonable professionals’ fees and expenses incurred by Lender after the Closing Date in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, the Loan Documents, including representing Lender in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower’s estate, and any appeal or review thereof.

11.12 Confidentiality. Lender acknowledges that certain items of Collateral and information provided to Lender by Borrower are confidential or proprietary information of Borrower, if and to the extent such information either (x) is marked as confidential, proprietary or secret by Borrower at the time of disclosure, or (y) should reasonably be understood to be confidential, proprietary or secret (the “Confidential Information”). Accordingly, Lender agrees that any Confidential Information it may obtain in the course of acquiring, administering, perfecting or enforcing Lender’s security interest in the Collateral or otherwise shall not be disclosed to any other person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrower, except that Lender may disclose any such information: (a) to its own directors, officers, employees, accountants, counsel and other professional advisors and to its controlled affiliates if Lender in its sole discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public without any disclosure by Lender or breach of this Section 11.12; (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Lender; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Lender’s counsel; (e) to comply with any legal requirement or law applicable to Lender; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document, including Lender’s sale, lease, or other disposition of Collateral during the continuation of an Event of Default; (g) to any participant or assignee of Lender or any prospective participant or assignee; provided, that such participant or assignee or prospective participant or assignee agrees in writing to be bound by this Section prior to disclosure; or (h) otherwise with the prior written consent of Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its affiliates or any guarantor under this Agreement or the other Loan Documents.

11.13 Assignment of Rights. Borrower acknowledges and understands that Lender may sell and assign all or part of its interest hereunder and under the Note(s) and Loan Documents (an “Assignment”) to any person or entity provided that (a) no such Assignment shall be made to a competitor of the Borrower, and (b) Lender will not make any Assignment to a Person organized or resident outside the United States without Borrower’s consent which shall not be unreasonably withheld (such assignee, an “Assignee” or “assignee”). After such assignment the term “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Lender shall retain all rights, powers and remedies hereby given. No such assignment by Lender shall relieve Borrower of any of its obligations hereunder. No such Assignment shall release the Lender from its obligations to fund the Term Advance subject to the terms and conditions contained in Section 2.1 hereof. Lender agrees that in the event of any transfer by it of the Note(s), it will endorse thereon a notation as to the portion of the principal of the Note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

11.14 Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s assets, or if any payment or transfer of Collateral is recovered from Lender. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Lender, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Lender or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Lender in Cash.

11.15 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

11.16 No Third Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any person other than Lender and Borrower unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely between the Lender and the Borrower.

11.17 Publicity. Subject to applicable law, Lender may use Borrower’s name and logo, and include a brief description of the relationship between Borrower and Lender, in Lender’s marketing materials, provided that the Borrower shall have the right to review such use prior to publication.

(SIGNATURES TO FOLLOW)

IN WITNESS WHEREOF, Borrower and Lender have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

BORROWER:

CONCERT PHARMACEUTICALS, INC.

Signature:	/s/ Roger D. Tung

Print Name:	Roger D. Tung

Title:	Chief Executive Officer

Accepted in Boston, Massachussets:

LENDER:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:
Name:
Its:

IN WITNESS WHEREOF, Borrower and Lender have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

BORROWER:

CONCERT PHARMACEUTICALS, INC.

Signature:

Print Name:

Title:

Accepted in Boston, Massachussets:

LENDER:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:	/s/ K. Nicholas Martitsch

Name:	K. Nicholas Martitsch
Its:	Associate General Counsel

Table of Exhibits and Schedules

Exhibit A:	Advance Request
Attachment to Advance Request

Exhibit B-1:	Term Note

Exhibit C:	Name, Locations, and Other Information for Borrower

Exhibit D:	Borrower’s Patents, Trademarks, Copyrights and Licenses

Exhibit E:	Borrower’s Deposit Accounts and Investment Accounts

Exhibit F:	Compliance Certificate

Exhibit G:	Joinder Agreement

Exhibit H:	ACH Debit Authorization Agreement

Schedule 1	Subsidiaries
Schedule 1A	Existing Permitted Indebtedness
Schedule 1B	Existing Permitted Investments
Schedule 1C	Existing Permitted Liens
Schedule 5.3	Consents, Etc.
Schedule 5.5	Actions Before Governmental Authorities
Schedule 5.8	Tax Matters
Schedule 5.9	Intellectual Property Claims
Schedule 5.10	Intellectual Property
Schedule 5.11	Borrower Products
Schedule 5.14	Capitalization

1

EXHIBIT A

ADVANCE REQUEST

To:	Date: , 201

Hercules Technology Growth Capital, Inc.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Facsimile: 650-473-9194

Attn: Janice Bourque

CONCERT PHARMACEUTICALS, INC. (“Borrower”) hereby requests from Hercules Technology Growth Capital, Inc. (“Lender”) an Advance in the amount of          Dollars ($        ) on                     ,              (the “Advance Date”) pursuant to the Loan and Security Agreement between Borrower and Lender (the “Agreement”). Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.

Please:

(a)	Issue a check payable to Borrower

or

(b)	Wire Funds to Borrower’s account

Bank:
Address:

ABA Number:
Account Number:
Account Name:

Borrower represents that the conditions precedent to the Advance set forth in the Agreement are satisfied and shall be satisfied upon the making of such Advance, including but not limited to: (i) that no Material Adverse Effect has occurred and is continuing; (ii) No Material Adverse Effect has occurred and is continuing; (iii) that the representations and warranties set forth in the Agreement are true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; (iv) that Borrower is in compliance in all material respects with all the terms and provisions set forth in each Loan Document on its part to be observed or performed; and (v) that as of the Advance Date, no fact or condition exists that constitutes (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under the Loan Documents. Borrower understands and acknowledges that Lender has the right to review the financial information supporting this representation and, based upon such review in its sole discretion, Lender may decline to fund the requested Advance if such representation is not true and correct in all material respects.

2

Borrower hereby represents that the information described in Exhibit C to the Loan Agreement have not changed since the date of the Agreement or, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request.

Borrower agrees to notify Lender promptly before the funding of the Loan if any of the matters which have been represented above shall not be true and correct on the Borrowing Date and if Lender has received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.

Executed as of                     , 201  .

BORROWER:

CONCERT PHARMACEUTICALS, INC.

SIGNATURE:

TITLE:

PRINT NAME:

3

ATTACHMENT TO ADVANCE REQUEST

Dated:

Borrower hereby represents and warrants to Lender that Borrower’s current name and organizational status is as follows:

Name:	CONCERT PHARMACEUTICALS, INC.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:	4141420

Borrower hereby represents and warrants to Lender that the street addresses, cities, states and postal codes of its current owned and leased locations are as follows:

4

EXHIBIT B-1

SECURED TERM PROMISSORY NOTE

$	Advance Date: , 201

Maturity Date: July 1, 2015

FOR VALUE RECEIVED, CONCERT PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”) hereby promises to pay to the order of Hercules Technology Growth Capital, Inc. or the holder of this Note (the “Lender”) at 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301 or such other place of payment as the holder of this Secured Term Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of          ($        ) or such other principal amount as Lender has advanced to Borrower, together with interest at a floating rate equal to the greater of (a) 8.50% per annum and (b) 8.50% plus the United States Prime Rate as reported in The Wall Street Journal minus 5.25%, not in any case to exceed 11.0% per annum, based upon a year consisting of 360 days, with interest computed daily based on the actual number of days in each month.

This Promissory Note is the Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated December     , 2011, by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law. Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Promissory Note has been negotiated and delivered to Lender and is payable in the Commonwealth of Massachusetts. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWER:	CONCERT PHARMACEUTICALS, INC.

By:

Title:

EXHIBIT C

NAME, LOCATIONS, AND OTHER INFORMATION FOR BORROWER

1. Borrower represents and warrants to Lender that Borrower’s current name and organizational status as of the Closing Date is as follows:

Name:	CONCERT PHARMACEUTICALS, INC.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:	4141420

2. Borrower represents and warrants to Lender that for five (5) years prior to the Closing Date, Borrower did not do business under any other name or organization or form except the following:

Name: Concert Pharmaceuticals, Inc.

Used during dates of: Five (5) years prior to the Closing

Type of Organization: Corporation

State of organization: Delaware

Organization file Number: 4141420

Borrower’s fiscal year ends on: December 31

Borrower’s federal employer tax identification number is: 20-4839882

3. Borrower represents and warrants to Lender that its chief executive office is located at 99 Hayden Avenue, Suite 400 & 500, Lexington, MA 02421.

EXHIBIT D

BORROWER’S PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

See attached.

	Title	Application Number	Filing Date

1	4-Hydroxybutyric Acid Analogs
	United States of America	61/442451	February 14, 2011
	United States of America	61/484296	May 10, 2011
	Canada	2740247	May 13, 2011
	Australia	2011200745	February 22, 2011
	Canada	2732479	February 23, 2011
	Australia	2011202741	June 8, 2011

2	4-Hydroxybutyric Acid Analogs
	Patent Cooperation Treaty	PCT/US2010/031981	April 22, 2010
	Australia	2010239244	October 23, 2011
	European Patent Convention	10716196	October 23, 2011
	United States of America	13/265609	October 23, 2011
	Canada	NEW APPLICATION	October 23, 2011
	India	8456/DELNP/2011	October 23, 2011

3	Alpha 1A-adrenoceptor antagonists
	United States of America	12/072,501	February 26, 2008
	United States of America	12/550864	February 26, 2008
	United States of America	13/189080	July 22, 2011
	Patent Cooperation Treaty	PCT/US2008/002513	February 26, 2008
	European Patent Convention	8726096.4	February 26, 2008

4	Analogues of cilostazol
	United States of America	12/150107	April 24, 2008
	United States of America	12/644758	December 22, 2009
	Patent Cooperation Treaty	PCT/US2008/005301	April 24, 2008
	European Patent Convention	8743256.3	April 24, 2008

5	Carbamoylpyridone derivatives
	United States of America	61/481977	May 3, 2011

6	Derivatives of dimethylcurcumin
	United States of America	13/049481	March 16, 2011
	Patent Cooperation Treaty	PCT/US2011/028631	March 16, 2011

7	Deuterated 2-amino-3-hydroxypropanoic acid derivatives
	United States of America	13/119318	March 16, 2011
	Patent Cooperation Treaty	PCT/US2009/057001	September 15, 2009
	European Patent Convention	9792561.4	September 15, 2009

8	Deuterated Benzo[D][1,3]-dioxol derivatives
	United States of America	12/688466	January 15, 2010

	Title	Application Number	Filing Date
9	Deuterated CFTR potentiators
	United States of America	61/487497	May 18, 2011

10	Deuterated fingolimod
	United States of America	12/290645	October 31, 2008
	Patent Cooperation Treaty	PCT/US2008/012390	October 31, 2008
	European Patent Convention	8847117.2	October 31, 2008
	Hong Kong	11101551.6
	Japan	2010-532064	October 31, 2008
	United States of America	13/311171	05-Dec-2011

11	Deuterated isoindoline-1,3-dione derivatives as PDE4 and TNF-alpha inhibitors
	Patent Cooperation Treaty	PCT/US2010/038577	June 15, 2010
	Australia	instructions to file sent	December 6, 2011
	Brazil	instructions to file sent	December 6, 2011
	Canada	instructions to file sent	December 6, 2011
	China (People’s Republic)	201010620532.7	December 22, 2010
	Eurasian Patent Organization	instructions to file sent	December 6, 2011
	European Patent Convention	instructions to file sent	December 6, 2011
	India	instructions to file sent	December 6, 2011
	Japan	instructions to file sent	December 6, 2011
	Korea, Republic of	10-2010-0132933	December 22, 2010

12	Substituted isoindoline-1,3-dione derivatives
	United States of America	12/816295	June 15, 2010
	Korea, Republic of	10-2010-0132933	December 22, 2010
	China (People’s Republic)	2.01011E+11	December 22, 2010

13	Deuterated pyridinones
	United States of America	13/132784	December 3, 2009
	Patent Cooperation Treaty	PCT/US2009/066606	December 3, 2009

14	Fluorinated diaryl urea derivatives
	United States of America	13/320646	15-Nov-2011
	Patent Cooperation Treaty	PCT/US2010/035655	May 20, 2010

15	Fluorouracil derivatives
	Patent Cooperation Treaty	PCT/US2011/026436	February 28, 2011

16	Method of utilizing recycled deuterium oxide in the synthesis of deuterated compounds
	Patent Cooperation Treaty	PCT/US2011/050134	September 1, 2011

	Title	Application Number	Filing Date

17	Niacin prodrugs and deuterated versions thereof
	United States of America	12/948484	November 17, 2010
	Patent Cooperation Treaty	PCT/US2010/057051	November 17, 2010

18	Novel benzo[D][1,3]-dioxol derivatives

	Patent Cooperation Treaty	PCT/US2006/029599	July 28, 2006
	Australia	2006275595	July 28, 2006
	Brazil	PI0615973-7	July 28, 2006
	Canada	2616383	July 28, 2006
	China (People’s Republic)	2.0068E+11	July 28, 2006
	Eurasian Patent Organization	200800490	July 28, 2006
	European Patent Convention	6813250.5	July 28, 2006
	Hong Kong	8111437	July 28, 2006
	India	607/DELNP/2008	July 28, 2006
	Japan	2008-524227	July 28, 2006
	Korea, Republic of	10-2008-7004867	July 28, 2006
	Mexico	MX/a/2008/001193	July 28, 2006
	Philippines	1-2008-500121	July 28, 2006
	South Africa	2008/00785	July 28, 2006
	United States of America	11/704554	February 8, 2007

19	Novel tetrahydro-1H-pyrido[4,3-B]indoles
	United States of America	12/625059	November 24, 2009
	Patent Cooperation Treaty	PCT/US2009/065872	November 25, 2009

20	Oxazolidinone derivatives and methods of use
	United States of America	12/214260	June 17, 2008
	Patent Cooperation Treaty	PCT/US2007/022516	October 23, 2007
	Hong Kong	10102539.2	October 23, 2007
	Japan	2009-533406	October 23, 2007

21	Polymorphs of (S)-1-(4,4,6,6,6-pentadeutero-5-hydroxyhexyl)-3-7-dimethyl-1H-purine-2,6(3H,7H)-dione
	Patent Cooperation Treaty	PCT/US2011/050229	September 1, 2011

22	Process for preparing an enantiomerically enriched, deuterated secondary alcohol from a corresponding ketone without reducing deuterium incorporation
	Patent Cooperation Treaty	PCT/US2011/050138	September 1, 2011

	Title	Application Number	Filing Date
23	Process for preparing an enantiomerically enriched, deuterated secondary alcohol from a corresponding ketone without reducing deuterium incorporation
	Patent Cooperation Treaty	PCT/US2011/050139	September 1, 2011

24	Prostacyclin analogs
	Patent Cooperation Treaty	PCT/US2009/003801	June 26, 2009
	United States of America	13/001543	March 31, 2011

25	Prostacyclin analogs
	Patent Cooperation Treaty	PCT/US2007/026264	December 21, 2007
	United States of America	12/520493	December 21, 2007
	United States of America	12/489425	June 22, 2009
	Japan	2009-542961	December 21, 2007
	Australia	2007338701	December 21, 2007
	Brazil	PI0719463-3	December 21, 2007
	Canada	2672904	December 21, 2007
	China (People’s Republic)	2.0078E+11	December 21, 2007
	Eurasian Patent Organization	200900862	December 21, 2007
	European Patent Convention	7863238.7	December 21, 2007
	India	4730/DELNP/2009	December 21, 2007
	Korea, Republic of	10-2009-7015336	December 21, 2007
	Mexico	MX/a/2009/006692	December 21, 2007
	South Africa	2009/04722	December 21, 2007

26	Prostacyclin analogs
	Patent Cooperation Treaty	PCT/US2010/040891	July 2, 2010

27	Pyrazinoisoquinoline compounds
	United States of America	61/449312	March 4, 2011

28	Pyrazinoisoquinoline compounds
	United States of America	61/210279	March 17, 2009
	United States of America	13/256787	September 15, 2011
	Patent Cooperation Treaty	PCT/US2010/027476	March 16, 2010
	African Union Territories (OAPI)	NEW APPLICATION	September 15, 2011
	Brazil	NEW APPLICATION	September 19, 2011
	European Patent Convention	10709147.2	October 14, 2011
	India	7022/DELNP/2011	September 14, 2011
	African Regional Industrial Property Organization	AP/P/2011/005932

29	Pyridineamine derivatives
	United States of America	13/120455	August 26, 2011
	Patent Cooperation Treaty	PCT/US2009/058212	September 24, 2009

	Title	Application Number	Filing Date
30	Pyridineamine derivatives
	Patent Cooperation Treaty	PCT/US2008/011417	October 2, 2008
	Hong Kong	11100851.5	October 2, 2008
	Japan	2010-527991	October 2, 2008

31	Substituted derivatives of bicyclic [4.3.0] heteroaryl compounds
	Patent Cooperation Treaty	PCT/US2010/047557	September 1, 2010

32	Substituted dioxopiperidinyl phthalimide derivatives
	Patent Cooperation Treaty	PCT/US11/064409	December 12, 2011

33	Substituted dioxopiperidinyl phthalimide derivatives
	Patent Cooperation Treaty	PCT/US11/064238	December 9, 2011

34	Substituted diphenylpyrazine derivatives
	Patent Cooperation Treaty	PCT/US2010/044704	August 6, 2010

35	Substituted oxazolidinone derivatives
	United States of America	12/228662	August 14, 2008
	United States of America	13/189003	July 22, 2011
	Patent Cooperation Treaty	PCT/US2008/009704	August 14, 2008
	China (People’s Republic)	200880107169.X	August 14, 2008
	European Patent Convention	8795304.8	August 14, 2008
	Japan	2010-521032	August 14, 2008

36	Substituted xanthine derivatives
	United States of America	12/380579	February 27, 2009
	Patent Cooperation Treaty	PCT/US2009/001305	February 27, 2009
	Patent Cooperation Treaty	PCT/US2009/001294	February 27, 2009
	Argentina	P090103281	August 26, 2009
	Australia	2009217680	February 27, 2009
	Brazil	PI0908107-0	February 27, 2009
	Canada	2716788	February 27, 2009
	China (People’s Republic)		February 27, 2009
	Eurasian Patent Organization	201001391	February 27, 2009
	European Patent Convention	9715566.7	February 27, 2009
	Hong Kong	11104595.8	May 9, 2011
	India	6533/DELNP/2010	February 27, 2009
	Japan	2010-548745	February 27, 2009
	Korea, Republic of	10-2010-7021407	February 27, 2009
	Mexico	MX/a/2010/009300	February 27, 2009
	Pakistan	787/2009	August 25, 2009
	South Africa	2010/06104	February 27, 2009
	Taiwan	98128631	August 26, 2009
	Venezuela	2009-001574	August 25, 2009

	Title	Application Number	Filing Date

37	Pharmaceutically acceptable salt of a substituted oxo(or hydroxy)hexyl-1H-purine-2,6(3H,7H)-dione compound

	Pakistan	390/2010	August 25, 2009

38	Substituted xanthine derivatives
	United States of America	12/874049	September 1, 2010
	Patent Cooperation Treaty	PCT/US2010/047574	September 1, 2010

39	Substituted xanthine derivatives
	United States of America	12/873991	September 1, 2010
	United States of America	12/874783	September 2, 2010
	Patent Cooperation Treaty	PCT/US2010/047708	September 2, 2010

40	Substituted xanthine derivatives
	Hong Kong	11104593	May 9, 2011
	Philippines	1-2010-501961	February 27, 2009
	Japan	2010-548747	February 27, 2009
	European Patent Convention	9714926.4	February 27, 2009

41	Substituted xanthine derivatives
	United States of America	61/509343	July 19, 2011

42	Synthesis of deuterated catechols and benzo[D][1,3] dioxoles and derivatives thereof
	Patent Cooperation Treaty	PCT/US2008/010643	September 12, 2008
	Australia	2008299921	September 12, 2008
	Canada	2698808	September 12, 2008
	China (People’s Republic)	2.0088E+11	September 12, 2008
	European Patent Convention	8830527.1	September 12, 2008
	Hong Kong	10112245.6	December 30, 2010
	India	2015/DELNP/2010	September 12, 2008
	Japan	2010-524866	September 12, 2008
	Mexico	MX/a/2010/002692	September 12, 2008
	United States of America	12/283621	September 12, 2008

43	Synthesis of deuterated morpholine derivatives
	United States of America	12/456507	June 17, 2009
	Patent Cooperation Treaty	PCT/US2009/003628	June 17, 2009

	Title	Application Number	Filing Date

44	Substituted dioxopiperidinyl phthalimide derivatives
	United States of America	13/107873	May 13, 2011
	Patent Cooperation Treaty	PCT/US2011/045629	July 27, 2011
	Patent Cooperation Treaty	PCT/US2009/006105	November 13, 2009
	Australia	2009314568	May 17, 2011
	Brazil	PI0915267-9	May 12, 2011
	Canada	2743902	May 13, 2011
	China (People’s Republic)	2.0098E+11	November 13, 2009
	Eurasian Patent Organization	201100750	June 10, 2011
	European Patent Convention	9826438.5	June 9, 2011
	India	1038/MUMNP/2011	May 23, 2011
	Japan	2011-536328	May 13, 2011
	Korea, Republic of	10-2011-7013575	June 14, 2011
	Mexico	MX/a/2011/005112	May 13, 2011
	Philippines	1-2011-500901	November 13, 2009
	South Africa	2011/04361	June 10, 2011

45	Azapeptide derivatives
	Patent Cooperation Treaty	PCT/US2008/007331	June 12, 2008
	European Patent Convention	08252023.0	June 12, 2008
	Argentina	P080102501	June 12, 2008
	Pakistan	6842008	June 12, 2008
	Taiwan	97122018	June 12, 2008
	Venezuela	2008001156	June 12, 2008
	Hong Kong	09105433.5	June 17, 2009
	European Patent Convention	09075359.1	June 12, 2008
	Australia	2008267048	June 12, 2008
	Brazil	PI08139113	June 12, 2008
	Canada	2692028	June 12, 2008
	China (People’s Republic)	200880021601.3	June 12, 2008
	Colombia	09141805	June 12, 2008
	India	8182DELNP2009	June 12, 2008
	Japan	2010512186	June 12, 2008
	Mexico	MXa2009013565	June 12, 2008
	South Africa	200909079	June 12, 2008
	Korea, Republic of	1020107000675	June 12, 2008
	Switzerland	08252023.0	June 12, 2008
	Germany	08252023.0	June 12, 2008
	Spain	08252023.0	June 12, 2008
	France	08252023.0	June 12, 2008
	United Kingdom	08252023.0	June 12, 2008
	Italy	08252023.0	June 12, 2008
	Hong Kong	10104316.7	April 30, 2010
	United States of America	12/755,184	April 6, 2010
	European Patent Convention	11155667.6	June 12, 2008
	Hong Kong	11109198.8	August 31, 2011
	China (People’s Republic)	2.0111E+11	June 12, 2008
	Brazil	(divisional) instructions to file sent

	Title	Application Number	Filing Date
46	4-oxoquinoline derivatives
	United States of America	12/283,620	September 12, 2008
	Patent Cooperation Treaty	PCT/US2008/010662	September 12, 2008
	Australia	2008299931	September 12, 2008
	Canada	2698825	September 12, 2008
	European Patent Convention	08830735.0	September 12, 2008
	India	2377DELNP2010	September 12, 2008
	Mexico	MXA2010002679	September 12, 2008
	United States of America	13/153,952	June 6, 2011

47	Deuterated darunavir
	Patent Cooperation Treaty	PCT/US2008/012079	October 24, 2008
	United States of America	12/387,327	April 28, 2009
	Australia	2008317375	October 24, 2008
	Canada	2703591	October 24, 2008
	European Patent Convention	08843302.4	October 24, 2008

48	Peptides for the treatment of HCV infections
	Patent Cooperation Treaty	PCT/US2008/012949	November 20, 2008
	European Patent Convention	08851195.1	November 20, 2008
	Japan	2010534960	November 20, 2008
	Hong Kong	11101960.1	February 28, 2011

49	Endothelin receptor antagonists
	United States of America	12/008,698	January 11, 2008
	Patent Cooperation Treaty	PCT/US2008/000384	January 11, 2008
	United States of America	12/460,575	July 20, 2009

50	Selective endothelin type-A antagonists
	Patent Cooperation Treaty	PCT/US2008/001358	February 1, 2008
	European Patent Convention	8713376.5	February 1, 2008

51	Deuterated piperazine derivatives as anti-anginal compounds
	United States of America	12/075,107	March 7, 2008
	Patent Cooperation Treaty	PCT/US2008/003183	March 7, 2008
	European Patent Convention	08726679.7	March 7, 2008
	Japan	2009552765	March 7, 2008
	Belgium	08726679.7	March 7, 2008
	France	08726679.7	March 7, 2008
	Germany	08726679.7	March 7, 2008
	United Kingdom	08726679.7	March 7, 2008
	Italy	08726679.7	March 7, 2008
	Spain	08726679.7	March 7, 2008
	Switzerland	08726679.7	March 7, 2008

	Title	Application Number	Filing Date
52	Tricyclic benzo[5,6]cyclonepta[1, 2- B]pyridine derivatives and uses thereof

	Patent Cooperation Treaty	PCT/US2009/002372	April 16, 2009
	United States of America	12/937,933	April 16, 2009

53	Piperazine derivatives
	United States of America	12/386,492	April 17, 2009
	Patent Cooperation Treaty	PCT/US2009/002424	April 17, 2009
	United States of America	12/603,380	October 21, 2009

54	Xanthenone-4-acetic acid derivatives
	Patent Cooperation Treaty	PCT/US2009/060996	October 16, 2009
	United States of America	13/124,626	October 16, 2009

55	Hydroxyethlamino sulfonamide derivatives
	Patent Cooperation Treaty	PCT/US2009/005773	October 23, 2009
	United States of America	13/125,464	October 23, 2009
	European Patent Convention	09822333.2	October 23, 2009

56	Hydroxyethylamino sulfonamide derivatives
	United States of America	12/771,551	April 30, 2010
	Patent Cooperation Treaty	PCT/US2010/033206	April 30, 2010

57	Deuterium modified benzimidazoles
	Patent Cooperation Treaty	PCT/US2010/034962	May 14, 2010
	United States of America	13/320,653	November 15, 2011

58	Peptides for the treatment of HCV infections
	Patent Cooperation Treaty	PCT/US2010/036682	May 28, 2010
	United States of America	13/321,785	November 21, 2011

59	Aminoquinoline derivatives
	Patent Cooperation Treaty	PCT/US2011/021715	January 19, 2011

60	Tetrahydroisoquinoline derivatives
	United States of America	12/338,754	December 18, 2008
	Patent Cooperation Treaty	PCT/US2008/087477	December 18, 2008
	European Patent Convention	08862459.8	December 18, 2008

61	Inhibitors of cholesterol ester transfer protein
	United States of America	12/049,074	March 14, 2008
	Patent Cooperation Treaty	PCT/US2008/003449	March 14, 2008
	Canada	2681628	March 14, 2008
	European Patent Convention	08742105.3	March 14, 2008
	Hong Kong	10105723.1	June 9, 2010

	Title	Application Number	Filing Date

62	Synthetic triterpenoid derivatives
	Patent Cooperation Treaty	PCT/US2011/049163	August 25, 2011

63	Atazanavir metabolite derivatives
	United States of America	61/495,877	June 10, 2011

64	Atazanavir metabolite derivatives
	United States of America	61/495,870	June 10, 2011

65	Deuterated 18-methoxycoronadidine
	United States of America	61/505,361	July 7, 2011

66	Substituted diphenylpyrazine derivatives
	Patent Cooperation Treaty	PCT/US2010/044704	August 6, 2010

67	Niacin prodrugs and deuterated versions thereof
	United States of America	12/948,484	November 17, 2010
	Patent Cooperation Treaty	PCT/US2010/057051	November 17, 2010

68	Pharmaceutical calcimimetics
	United States of America	12/975,464	December 22, 2010
	Canada	2701638	April 1, 2008
	Patent Cooperation Treaty	PCT/US2008/059023	April 1, 2008

69	1,2-benzisoxazol-3-yl compounds
	United States of America	12/102,164	April 14, 2008
	Patent Cooperation Treaty	PCT/US2008/060210	April 14, 2008

70	Naphthyl(ethyl)acetamides
	United States of America	12/112,722	April 30, 2008
	Canada	2685924	April 30, 2008
	European Patent Convention	08769252.1	April 30, 2008
	Japan	2009-551067	April 30, 2008
	Patent Cooperation Treaty	PCT/US2008/062039	April 30, 2008

71	Morphinan compounds
	United States of America	12/112,936	April 30, 2008
	United States of America	13/118,912	May 31, 2011
	United States of America	13/118,935	May 31, 2011
	Australia	2008247818	April 30, 2008
	Australia	(divisional) instructions to file sent
	Brazil	PI0811478-1	April 30, 2008
	Canada	2685723	April 30, 2008

	Title	Application Number	Filing Date
	China (People’s Republic)	200880017768.2	April 30, 2008
	European Patent Convention	08747238.7	April 30, 2008
	European Patent Convention	11000763.0	April 30, 2008
	European Patent Convention	11000764.8	April 30, 2008
	Hong Kong	1010707.6	August 9, 2010
	Hong Kong	11109618.0	September 12, 2011
	Hong Kong	11109620.6	September 12, 2011
	India	7533/DELNP/2009	April 30, 2008
	Japan	2010-506617	April 30, 2008
	Mexico	2009/011958	April 30, 2008
	Mexico	MX/a/2011/010560	October 6, 2011
	Patent Cooperation Treaty	PCT/US2008/062089	April 30, 2008

72	N-phenyl-2-pyrimidineamine derivatives
	United States of America	12/539,091	August 11, 2009
	Patent Cooperation Treaty	PCT/US2009/053384	August 11, 2009

73	Deuterated etravirine
	United States of America	12/288,186	October 17, 2008
	European Patent Convention	08839230.3	October 17, 2008
	Hong Kong	11101126.2	October 17, 2008
	Patent Cooperation Treaty	PCT/US2008/011856	October 17, 2008

74	Deuterated morpholinyl compounds
	United States of America	12/106,127	April 18, 2008
	Australia	2008242703	April 18, 2008
	Brazil	P10810362-3	April 18, 2008
	Canada	2686545	April 18, 2008
	China (People’s Republic)	200880012551.2	April 18, 2008
	European Patent Convention	08746315.4	April 18, 2008
	India	7500/DELNP/2009	April 18, 2008
	Japan	2010-504289	April 18, 2008
	Japan	2011-18410	January 31, 2011
	South Korea	10-2009-7024119	April 18, 2008
	South Korea	10-2010-7020029	September 8, 2010
	Patent Cooperation Treaty	PCT/US2008/060877	April 18, 2008

75	Deuterated 2-propylpentanoic acid compounds
	European Patent Convention	09744570.4	October 28, 2009
	United States of America	13/126,384	April 27, 2011
	Patent Cooperation Treaty	PCT/US2009/062397	October 28, 2009

76	Novel pyrimidinecarboxamide derivatives
	United States of America	12/169,367	July 8, 2008
	United States of America	12/712,399	February 25, 2010
	Canada	2702317	July 8, 2008
	Patent Cooperation Treaty	PCT/US2008/069425	July 8, 2008

	Title	Application Number	Filing Date

77	Deuterated tizanidine
	United States of America	12/993,530	February 10, 2011
	Patent Cooperation Treaty	PCT/US2009/045245	May 27, 2009

78	Analogs of d-dextromethorphan
	Australia	2009293123	September 18, 2009
	Brazil	PI0918760-0	September 18, 2009
	Canada	2737811	September 18, 2009
	China	200980142670.4	September 18, 2009
	Eurasia	201170473	September 18, 2009
	European Patent Convention	09792714.9	September 18, 2009
	European Patent Convention	11188848.3	September 18, 2009
	Hong Kong	N/A	September 18, 2009
	India	2116/DELNP/2011	September 18, 2009
	India	(divisional) instructions to file sent
	Japan	2011-527994	September 18, 2009
	South Korea	10-2011-7008130	September 18, 2009
	South Korea	10-2011-7027474	November 18, 2011
	Mexico	N/MX/a/2011/002994	September 18, 2009
	Philipines	1-2011-500574	September 18, 2009
	United States of America	13/119,905	July 1, 2011
	Patent Cooperation Treaty	PCT/US2009/057476	September 18, 2009
	South Africa	2011/02113	September 18, 2009

79	Morphinan compounds
	United States of America	13/155,827	June 8, 2011

80	Combination of morphinan compounds and antidepressant for the treatment of pseudobulbar affect, neurological diseases, intractable and chronic pain and brain injury
	European Patent Convention	09744582.9	October 30, 2009
	European Patent Convention	11180603.0	October 30, 2009
	United States of America	13/126,397	April 27, 2011
	Patent Cooperation Treaty	PCT/US2009/062783	October 30, 2009

81	Methods for the treatment of neurological diseases and conditions
	European Patent Convention	09744581.1	October 30, 2009
	European Patent Convention	11180608.9	October 30, 2009
	United States of America	13/126,447	April 27, 2011
	Patent Cooperation Treaty	PCT/US2009/062779	October 30, 2009

	Title	Application Number	Filing Date

82	Substituted azaindoles
	Patent Cooperation Treaty	PCT/US2010/056447	November 12, 2010

83	Pyrimidine derivatives
	Patent Cooperation Treaty	PCT/US2011/025472	February 18, 2011

84	Deuterated tetrahydronaphthalene derivatives
	United States of America	13/038,533	March 2, 2011
	Patent Cooperation Treaty	PCT/US2011/026787	March 2, 2011

85	Tetrahydronaphthalene derivatives
	United States of America	13/227,047	September 7, 2011

86	Novel pyrimidinecarboxamide derivatives
	Patent Cooperation Treaty	PCT/US2011/043872	July 13, 2011

87	Substituted azaindoles
	United States of America	13/230,970	September 13, 2011
	Patent Cooperation Treaty	PCT/US2011/051297	September 13, 2011

88	Substituted tetracyclines
	Patent Cooperation Treaty	PCT/US2011/060310	November 11, 2011

89	Deuterated chlophedianol
	United States of America	61/436,634	January 27, 2011

90	2-amino-naphthyridine derivatives
	United States of America	61/446,733	February 25, 2011

91	Deuterated prelandenant
	United States of America	61/466,310	March 22, 2011

92	Deuterated N-butyl bumetanide
	United States of America	61/484,412	May 10, 2011

93	Synthetic triterpenoid derivatives
	Patent Cooperation Treaty	US11/34984	May 3, 2011

94	[5,6]-dihydro-2H-pyran-2-one derivatives
	Patent Cooperation Treaty	US11/40731	June 16, 2011

95	Derivatives of pyrazole-substituted amino-heteroaryl compounds
	United States of America	61/448,887	March 3, 2011

	Title	Application Number	Filing Date

96	Novel pharmaceutical compounds
	Australia	2006275702	July 28, 2006
	China (People’s Republic)	200680036393.50	July 28, 2006
	Japan	2008-524206	July 28, 2006
	United States of America	11/704,555	February 8, 2007
	United States of America	12/954,591	November 24, 2010
	European Patent Convention	11155798.9	July 28, 2006

97	Biphenyl-pyrazolecarboxamide compounds
	United States of America	11/521,926	September 14, 2006

98	Novel 1,2,3,4-tetrahydroquinoline derivatives
	United States of America	12/296,927	September 30, 2009

99	3-(dihydro-1H-pyrazolo[4,3-D]pyrimidin-5-YL)-4-propoxybenzenesulfonamide derivatives and methods of use
	Korea, Republic of	10-2009-7010321	October 22, 2007
	United States of America	11/876,754	October 22, 2007
	Japan	2009-533595	October 22, 2007
	India	868/MUMNP/2009	October 22, 2007
	Mexico	MX/a/2009/003941	October 22, 2007

100	Dibenzothiazepine derivatives
	United States of America	12/425,957	April 17, 2009

101	Triazolyl tropane derivatives
	United States of America	11/941,925	November 16, 2007
	United States of America	13/044,534	March 9, 2011

102	Heterocyclic kinase inhibitors
	European Patent Convention	8859849.5	December 9, 2008
	Hong Kong	11102019	December 9, 2008
	United States of America	12/331,431	December 9, 2008

103	Vandetanib derivatives
	United States of America	12/864,219	November 16, 2010

104	Derivatives of gefitinib
	European Patent Convention	9703515.8	January 22, 2009
	Hong Kong	10111408.1	January 22, 2009
	United States of America	12/358,238	January 22, 2009
	Japan	2010-544356	January 22, 2009
	United States of America	12/946,856	November 15, 2010

	Title	Application Number	Filing Date
105	Quinazoline derivatives and methods of treatment	11/957,442	December 15, 2007
	United States of America	12/694,249	January 26, 2010

106	Derivatives of 3-(2-hydroxy-5-methyphenyl)-N,N-diisopropyl-3- phenylpropylamine and methods of use thereof
	China (People’s Republic)	200980121626.50	April 9, 2009
	Korea, Republic of	10-2010-7025129	April 9, 2009
	United States of America	12/937,262	January 26, 2011
	Japan	2011-504185	April 9, 2009

107	Substituted triazolo-pyridazine derivatives
	Canada	2735549	August 28, 2009
	European Patent Convention	9810685.9	August 28, 2009
	Eurasian Patent Organization	201100409	August 28, 2009
	Australia	2009285533	August 28, 2009
	Brazil	PI0912928-6	August 28, 2009
	China (People’s Republic)	200980140350.50	August 28, 2009
	Korea, Republic of	10-2011-7006632	August 28, 2009
	Philippines	1-2011-500500	August 28, 2009
	South Africa	2011/02123	August 28, 2009
	India	438/MUMNP/2011	August 28, 2009
	Japan	2011-525250	August 28, 2009
	Mexico	MX/a/2011/002278	August 28, 2009
	United States of America	12/550,346	February 4, 2009
	United States of America	13/174,662	June 30, 2011

108	3-(dihydro-1H-pyrazolo[4,3-D]pyrimidin-5-YL)-4-propoxybenzenesulfonamide derivatives and methods of use

	United States of America	12/365,883	February 4, 2009

109	Quinazoline derivatives and methods of treatment
	China (People’s Republic)	200980118829.90	March 27, 2009
	Korea, Republic of	10-2010-7024204	March 27, 2009
	Japan	2011-502126	March 27, 2009
	Hong Kong	11108819.9	March 27, 2009

110	4-aminoquinazoline prodrugs
	United States of America	12/986,135	January 6, 2011

	Title	Application Number	Filing Date

111	Deuterated macrocyclic inhibitors of viral NS3 protease
	United States of America	13/092,801	April 22, 2011

112	Substituted triazolophthalazine derivatives
	Patent Cooperation Treaty	PCT/US2010/045508	August 13, 2010
	United States of America	12/856,360	August 13, 2010

113	Substituted benzimidazoles
	Patent Cooperation Treaty	PCT/US2010/052915	October 15, 2010
	United States of America	12/905,835	October 15, 2010

114	Substituted imidazotriazines
	Patent Cooperation Treaty	PCT/US2010/043097	July 23, 2010
	United States of America	12/842,589	July 23, 2010

115	Substituted triazolo-pyridazine derivatives
	Patent Cooperation Treaty	PCT/US2010/039497	June 22, 2010
	United States of America	12/820,570	June 22, 2010

116	2-oxo-1-pyrrolidine derivatives
	United States of America	13/002,267	June 30, 2009
	Patent Cooperation Treaty	PCT/US09/49224	June 30, 2009

117	Deuterated Tivozanib
	United States of America	61/496,201	June 13, 2011

118	Analogues of cilostazol
	United States of America	12/150,107	April 24, 2008
	United States of America	12/644,758	December 22, 2009
	EP	8743256.3	November 25, 2009
	Patent Cooperation Treaty	PCT/US08/05301	April 24, 2008

119	4-aminoquinazolines
	Australia	2007288204	August 22, 2007
	Canada	2,661,223	August 22, 2007
	United States of America	12/879,905	September 10, 2010
	China (People’s Republic)	200780093901.3	August 22, 2007
	European Union	EP07811504.5	August 22, 2007
	India	423/MUMNP/2009	August 22, 2007
	Japan	2009-525631	August 22, 2007
	Mexico	MX/a/2009/001814	August 22, 2007
	United States of America	11/895,174	August 22, 2007
	Patent Cooperation Treaty	PCT/US2007/018655	August 22, 2007
	Korea	2009-0042994	August 22, 2007

Concert Pharmaceuticals, Inc. Trademarks

COUNTRY	MARK	REG. NO./ SERIAL NO.	ISSUED/ FILED	GOOD/SERVICES WITH CLASS	NOTES/ CURRENT STATUS

Argentina	CONCERT PHARMACEUTICALS INC.	2210582	01/29/2008	Full line of pharmaceutical and biopharmaceutical preparations in Class 5	Registered, expires 1/29/2018

Australia	CONCERT PHARMACEUTICALS INC.	1157917	1/25/2007	A full line of pharmaceutical and biopharmaceutical preparations in Class 5	Registered, expires 1/25/2017

Australia	CONCERT PHARMACEUTICALS INC. (stylized)	1157926	1/25/2007	A full line of pharmaceutical and biopharmaceutical preparations in Class 5	Registered, expires 1/25/2017

Canada	CONCERT PHARMACEUTICALS INC.	1,332,456	1/24/2007	A full line of pharmaceutical and biopharmaceutical preparations in Class 5	Pending

Canada	CONCERT PHARMACEUTICALS INC. (stylized)	1,332,461	1/24/2007	A full line of pharmaceutical and bio pharmaceutical preparations namely, pharmaceutical compounds for use in treating diseases and health conditions namely, pharmaceuticals for the treatment of inflammatory diseases, infectious diseases, diseases and conditions of the central nervous system, cancer, and cardiovascular disease.	Pending

China	CONCERT PHARMACEUTICALS INC.	5,868,162	3/7/2011	Medical nutriment	Registered, expires 3/6/2021

China	CONCERT PHARMACEUTICALS INC. (stylized)	5,868,163	3/7/2011	Medical nutriment	Registered, expires 3/6/2021

Concert Pharmaceuticals, Inc. Trademarks

COUNTRY	MARK	REG. NO./ SERIAL NO.	ISSUED/ FILED	GOOD/SERVICES WITH CLASS	NOTES/ CURRENT STATUS

European Community	CONCERT PHARMACEUTICALS INC.	5641204	1/30/2008

Pharmaceutical and veterinary preparations; biopharmaceutical preparations; full line of pharmaceutical and biopharmaceutical preparations in Class 5.

Pharmaceutical research and development services in Class 42.

					Registered, expires 1/25/2017

European Community	CONCERT PHARMACEUTICALS INC. (stylized)	5641295	1/23/2008	Pharmaceutical and veterinary preparations; biopharmaceutical preparations; full line of pharmaceutical and biopharmaceutical preparations in Class 5.	Registered, expires 1/25/2017

				Pharmaceutical research and development services in Class 42.

India	CONCERT PHARMACEUTICALS INC.	1526295	1/25/2007	Full line of pharmaceutical and biopharmaceutical preparations	Pending

Israel	CONCERT PHARMACEUTICALS INC.	197279	5/10/2009	Full line of pharmaceutical and biopharmaceutical preparations in Class 5	Registered, expires 1/25/2017

Japan	CONCERT PHARMACEUTICALS INC. (stylized)	5060415	7/6/2007	Pharmaceuticals in Class 5	Registered, expires 7/6/2017

Japan	CONCERT PHARMACEUTICALS INC.	5060416	7/6/2007	Pharmaceuticals in Class 5	Registered, expires 7/6/2017

Concert Pharmaceuticals, Inc. Trademarks

COUNTRY	MARK	REG. NO./ SERIAL NO.	ISSUED/ FILED	GOOD/SERVICES WITH CLASS	NOTES/ CURRENT STATUS

New Zealand	CONCERT PHARMACEUTICALS INC.	762543	7/25/2006	Pharmaceutical and biopharmaceutical preparations but not including pharmaceutical preparations to treat hyperactivity and attention deficit disorder in children in Class 5	Registered, expires 7/25/2016

Norway	CONCERT PHARMACEUTICALS INC.	239760	6/20/2007	Complete set of pharmaceutical and biopharmaceutical preparations in Class 5	Registered, expires 6/20/17

Russian Federation	CONCERT PHARMACEUTICALS INC.	346050	3/20/2008	Full line of pharmaceutical and biopharmaceutical preparations in Class 5	Registered, expires 1/25/2017

Singapore	CONCERT PHARMACEUTICALS INC.	T07/017771	1/25/2007	Full line of pharmaceutical and biopharmaceutical preparations in Class 5	Registered, Renewal due 1/25/2017

South Africa	CONCERT PHARMACEUTICALS INC.	2007/01346	4/22/2010	Full line of pharmaceutical and biopharmaceutical preparations in Class 5	Registered, expires 1/25/2017

Switzerland	CONCERT PHARMACEUTICALS INC.	559007	6/1/2007	Pharmaceutical and biopharmaceutical preparations in Class 5	Registered, expires 1/25/2017

Taiwan	CONCERT PHARMACEUTICALS	1297040	1/16/2008	Western medicine, biological medicine preparations in Class 5	Registered, Renewal due 1/15/2018

United States	CONCERT PHARMACEUTICALS INC.	78937102	7/25/2006	Prescription pharmaceutical and biopharmaceutical preparations, namely, pharmaceutical preparations for use in treating inflammatory diseases, infectious diseases, cancer and cardiovascular disease in Class 5	Published

Concert Pharmaceuticals, Inc. Trademarks

COUNTRY	MARK	REG. NO./ SERIAL NO.	ISSUED/ FILED	GOOD/SERVICES WITH CLASS	NOTES/ CURRENT STATUS

				Pharmaceutical research and development services in Class 42

United States	CONCERT PHARMACEUTICALS INC. (stylized)	78937142	7/25/2006	Prescription pharmaceutical and biopharmaceutical preparations, namely, pharmaceutical preparations for use in treating inflammatory diseases, infectious diseases, cancer and cardiovascular disease in Class 5	Published

				Pharmaceutical research and development services in Class 42

Concert Pharmaceuticals, Inc. Trademarks

COUNTRY	MARK	REG. NO./ SERIAL NO.	ISSUED/ FILED	GOOD/SERVICES WITH CLASS	NOTES/ CURRENT STATUS

United States	DCE PLATFORM	77907107	1/7/2010	Pharmaceutical compounds for clinical study use in drug research, namely, deuterium-based compounds for research use; chemical compounds for making and studying pharmaceutical compounds, namely, deuterium-based compounds wherein each chemical compound contains one or more deuterium atoms for use in the manufacture of pharmaceutical preparations; pharmaceutical compounds for clinical study for research purposes and laboratory use in drug research, namely, deuterium-based compounds in Class 1	Allowed

				Pharmaceutical compounds for use in treating diseases and health conditions, namely, pharmaceuticals for the treatment of treatment of inflammatory and fibrotic diseases, infectious diseases, diseases and conditions of the central nervous system, cancer, and cardiovascular and renal disease; pharmaceutical compounds for clinical study for therapeutic purposes, namely, deuterium-based compounds in Class 5

				Scientific and medical research services; medical testing services for research purposes; conducting early evaluations in the field of new pharmaceuticals; drug discovery services; pharmaceutical research services in Class 42

EXHIBIT E

BORROWER’S DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS

Bank Name	Account Number	Branch Address	Company/Subsidiary

Silicon Valley Bank	3300530507	3003 Tasman Drive Santa Clara, CA 95054	Company ☒ OR Name of Sub

Silicon Valley Bank	3300580848	3003 Tasman Drive Santa Clara, CA 95054	Company ☒ OR Name of Sub

State Street Bank	DE3085	1200 Crown Colony Drive Quincy, MA 02169	Company ☒ OR Name of Sub

State Street Bank Note: All cash/investments moved to DE3085. Concert requested on 12/9/11 that the DE3086 be closed.	DE3086	1200 Crown Colony Drive Quincy, MA 02169	Company ☐ OR Name of Sub Concert Pharmaceuticals Securities Corporation

SVB Securities	486-04255	3003 Tasman Drive Santa Clara, CA 95054	Company ☒ OR Name of Sub

SVB Securities	486-05241	3003 Tasman Drive Santa Clara, CA 95054	Company ☒ OR Name of Sub

EXHIBIT F

COMPLIANCE CERTIFICATE

Hercules Technology Growth Capital, Inc.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Reference is made to that certain Loan and Security Agreement dated December     , 2011 and all ancillary documents entered into in connection with such Loan and Security Agreement all as may be amended from time to time, (hereinafter referred to collectively as the “Loan Agreement”) between Hercules Technology Growth Capital, Inc. (“Hercules”) as Lender and CONCERT PHARMACEUTICALS, INC. (the “Company”) as Borrower. All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

The undersigned is an Officer of the Company, knowledgeable of all Company financial matters, and is authorized to provide certification of information regarding the Company; hereby certifies, in such capacity, that in accordance with the terms and conditions of the Loan Agreement, the Company is in compliance for the period ending                      of all covenants, conditions and terms and hereby reaffirms that all representations and warranties contained therein are true and correct in all material respects on and as of the date of this Compliance Certificate. Attached are the required documents supporting the above certification. The undersigned further certifies on behalf of the Company that these are prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year end adjustments, (iii) they do not contain certain non-cash items, and (iv) that they are subject to adjustment with respect to revenue recognition for upfront and milestone payments, and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED

Interim Financial Statements	Monthly within 30 days

Interim Financial Statements	Quarterly within 45 days

Audited Financial Statements	FYE within 180 days

Very Truly Yours,

CONCERT PHARMACEUTICALS, INC.

By:

Name:

Its:

EXHIBIT G

FORM OF JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) is made and dated as of                          , 201  , and is entered into by and between                     , a                      corporation (“Subsidiary”), and Hercules Technology Growth Capital, Inc. as a Lender.

RECITALS

A. Subsidiary’s Affiliate, CONCERT PHARMACEUTICALS, INC. (“Company”) has entered into that certain Loan and Security Agreement dated December     , 2011, with Lender, as such agreement may be amended (the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith;

B. Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from Company’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith;

AGREEMENT

NOW THEREFORE, Subsidiary and Lender agree as follows:

1.	The recitals set forth above are incorporated into and made part of this Joinder Agreement. Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.

2.	By signing this Joinder Agreement, Subsidiary shall be bound by the terms and conditions of the Loan Agreement the same as if it were the Borrower (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis, provided however, that Lender shall have no duties, responsibilities or obligations to Subsidiary arising under or related to the Loan Agreement or the other agreements executed and delivered in connection therewith. Rather, to the extent that Lender has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other agreements executed and delivered in connection therewith, those duties, responsibilities or obligations shall flow only to Company and not to Subsidiary or any other person or entity. By way of example (and not an exclusive list): (a) Lender’s providing notice to Company in accordance with the Loan Agreement or as otherwise agreed between Company and Lender shall be deemed provided to Subsidiary; (b) a Lender’s providing an Advance to Company shall be deemed an Advance to Subsidiary; and (c) Subsidiary shall have no right to request an Advance or make any other demand on Lender.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO JOINDER AGREEMENT]

SUBSIDIARY:

By:
Name:
Title:

Address:

Telephone:
Facsimile:

LENDER:	HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:
Name:
Its:

EXHIBIT H

ACH DEBIT AUTHORIZATION AGREEMENT

Hercules Technology Growth Capital, Inc.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Re: Loan and Security Agreement dated December     , 2011 between CONCERT PHARMACEUTICALS, INC. (“Borrower”) and Hercules Technology Growth Capital, Inc. (“Company”) (the “Agreement”)

In connection with the above referenced Agreement, the Borrower hereby authorizes the Company to initiate debit entries for the periodic payments due under the Agreement to the Borrower’s account indicated below. The Borrower authorizes the depository institution named below to debit to such account.

DEPOSITORY NAME	BRANCH

CITY	STATE AND ZIP CODE

TRANSIT/ABA NUMBER	ACCOUNT NUMBER

This authority will remain in full force and effect so long as any amounts are due under the Agreement.

CONCERT PHARMACEUTICALS, INC.

By:

Date:

SCHEDULE 1

SUBSIDIARIES

Concert Pharmaceuticals Securities Corp., a Massachusetts corporation

SCHEDULE 1A

EXISTING PERMITTED INDEBTEDNESS

None.

SCHEDULE 1B

EXISTING PERMITTED INVESTMENTS

Investment in Concert Pharmaceuticals Securities Corp.

SCHEDULE 1C

EXISTING PERMITTED LIENS

None.

SCHEDULE 5.3

CONSENTS, ETC.

None.

SCHEDULE 5.5

ACTIONS BEFORE GOVERNMENTAL AUTHORITIES

None.

SCHEDULE 5.8

TAX MATTERS

None.

SCHEDULE 5.9

INTELLECTUAL PROPERTY CLAIMS

None.

SCHEDULE 5.10

INTELLECTUAL PROPERTY

None.

SCHEDULE 5.11

BORROWER PRODUCTS

None.

SCHEDULE 5.14

CAPITALIZATION

Borrower owns all of the outstanding capital stock of Concert Pharmaceuticals Securities Corp. See attached capitalization table of Borrower.

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (“Amendment”) is made and dated as of January     , 2014, and is entered into by and between CONCERT PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”), and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation (“Lender”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement (defined below).

RECITALS

A. The Borrower and the Lender are party to that certain Loan and Security Agreement dated as of December 22, 2011 (the “Loan Agreement”).

B. Each of the Borrower’s audited financial statements delivered to the Lender under the Loan Agreement refer to certain liabilities of the Borrower to the landlord in connection with tenant improvements under the Borrower’s real estate lease.

C. The parties desire to amend the Loan Agreement on the terms set forth herein to clarify that such liabilities to the landlord are permitted under the terms of the Loan Agreement.

AGREEMENT

NOW, THEREFORE, Borrower and Lender agree as follows:

1. Effective as of December 22, 2011, Schedule 1A of the Loan Agreement is hereby amended and replaced with Schedule 1A attached hereto as Annex A.

2. The Lender waives any defaults or events of default arising from the items on Annex A not being included on Schedule 1.1 on the Closing Date.

3. Except as modified herein, the Loan Agreement remains unchanged and in full force and effect. The Borrower hereby ratifies, confirms and reaffirms the terms and conditions of the Loan Agreement and the Loan Documents, and all grants of security by the Borrower to the Lender in connection therewith.

4. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

[Remainder of Page Intentionally Blank]

1

IN WITNESS WHEREOF, Borrower and Lender have duly executed and delivered this First Amendment to Loan and Security Agreement as of the day and year first above written.

BORROWER:

CONCERT PHARMACEUTICALS, INC.

Signature:	/s/ Nancy Stuart

Print Name:	Nancy Stuart

Title:	Chief Operating Officer

Accepted in Boston, Massachusetts:

LENDER:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:	/s/ Ben Bang
Name:	Ben Bang
Its:	Senior Council

2

Annex A

Schedule 1A

EXISTING PERMITTED INDEBTEDNESS

Pursuant to the Borrower’s real estate lease with One Ledgemont LLC with respect to the lease of the Borrower’s headquarters in Lexington, Massachusetts in the building known as Ledgemont Development Center, and as more fully described in the Borrower’s audited financial statements for fiscal year end 2008 and subsequent years, the Borrower is obligated to reimburse the landlord for certain leasehold improvement costs, in the original amount of $2.3 million plus interest.

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (“Amendment”) is made and dated as of August 11, 2014, and is entered into by and between CONCERT PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”), and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation (“Lender”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement (defined below).

RECITALS

A. The Borrower and the Lender are party to that certain Loan and Security Agreement dated as of December 22, 2011, as amended as of January 14, 2014 (the “Loan Agreement”).

B. The parties desire to amend the Loan Agreement on the terms set forth herein.

AGREEMENT

NOW, THEREFORE, Borrower and Lender agree as follows:

1. Section 7.1(c) of the Loan Agreement is hereby amended and restated as follows:

(c) as soon as practicable and in any event within ninety days (90 days) after the end of each fiscal year, audited financial statements as of the end of such year (prepared on a consolidated basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Lender, accompanied by an audit report from such accountants which is unqualified as to scope of audit;

2. Section 7.1 of the Loan Agreement is hereby amended by deleting the final paragraph thereof, and replacing it with the following:

“The executed Compliance Certificate may be sent to Lender via e-mail to jbourque @herculestech.com. All Financial Statements required to be delivered pursuant to clauses (a), (b) and (c) shall be sent via e-mail to financialstatements@herculestech.com with a copy to jbourque@herculestech.com provided that, (i) if e-mail is not available or sending such Financial Statements via e-mail is not possible, they may be sent via facsimile to Lender at: (866) 468-8916, attention Chief Credit Officer, and (ii) documents to be furnished under Sections 7.1(b) and (c) may be furnished as set forth in the following sentence. Documents required to be delivered under Sections 7.1(b), (c) and (e) shall be deemed properly delivered on the date on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website, or the date on which such documents are available on Edgar or other publicly available website and Borrower notifies Lender by email of such availability.”

3. The Compliance Certificate is hereby amended by deleting “180 days” and replacing it with “90 days.”

4. Except as modified herein, the Loan Agreement remains unchanged and in full force and effect. The Borrower hereby ratifies, confirms and reaffirms the terms and conditions of the Loan Agreement and the Loan Documents, and all grants of security by the Borrower to the Lender in connection therewith.

5. This Amendments shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

6. The Borrower represents that no Event of Default has occurred and is continuing.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, Borrower and Lender have duly executed and delivered this First Amendment to Loan and Security Agreement as of the day and year first above written.

BORROWER: CONCERT PHARMACEUTICALS, INC.

Signature:	/s/ Ryan Daws

Print Name:	Ryan Daws

Title:	Chief Financial Officer

Accepted in Boston, Massachusetts:

LENDER: HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:	/s/ Ben Bang

Name:	Ben Bang

Its:	Senior Council